                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

            COMMUNITY TRUST BANCORP, INC.                            CTBI Preferred Capital Trust
(Exact name of registrant as specified in its charter)   (Exact name of registrant as specified in its charter)

                       Kentucky                                                 Delaware
               (State of incorporation                          (State of incorporation or organization)
                   or organization)
                                                                               31-1512911
                      61-0979818                                  (I.R.S. Employer Identification No.)
         (I.R.S. Employer Identification No.)
                                                                          208 North Mayo Trail
                 208 North Mayo Trail                                  Pikeville, Kentucky 41501
              Pikeville, Kentucky 41501                         (Address of principal executive offices)
       (Address of principal executive offices)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this firm relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following box. [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

       Securities to be registered pursuant to Section 12(g) of the Act:

  % Preferred Securities, (liquidation amount $25.00 per Preferred Security)

                        ------------------------------

                                Title of Class

                    Community Trust Bancorp, Inc. Guarantee

                        ------------------------------

                                Title of Class

             Community Trust Bancorp, Inc. Subordinated Debentures

                        ------------------------------

                                Title of Class
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to CTBI Preferred Capital Trust's
Preferred Securities, liquidation amount $25 per Preferred Security ("Preferred
Securities") and Community Trust Bancorp, Inc.'s Guarantee ("Guarantee") and
Subordinated Debentures ("Subordinated Debentures"). The description of the
Preferred Securities, the Guarantee and the Subordinated Debentures contained in the Registration Statement on Form S-3 (Registration No. 333-23957) filed with the Securities and Exchange Commission on March 26, 1997 is incorporated herein by reference and made a part hereof.

Item 2.  Exhibits.

         (a) Index to and Description of Exhibits

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
Number
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
1       Registrant's Statement in Form S-3, filed by Community Trust Bancorp,
        Inc. and CTBI Preferred Capital Trust (Registration No. 333-23957) (the
        "Registration Statement") (incorporated herein by reference).

4.1     Certificate of Trust of CTBI Preferred Capital Trust (designated in the
        Registration Statement as Exhibit 4.1 and incorporated herein by reference).

4.2     Form of Trust Agreement of CTBI Preferred Capital Trust (designated in
        Exhibit 4.2 in the Registration Statement and incorporated herein by reference).

4.3     Form of amended and Registered Trust Agreement of CTBI Preferred Capital
        Trust (designated in Exhibit 4.3 in the Registration Statement and incorporated herein by reference).

4.4     Form of Indenture of Community Trust Bancorp, Inc. (designated in
        Exhibit 4.4 in the Registration Statement and incorporated herein by reference).

4.5 Form of Guarantee Agreement of Community Trust Bancorp, Inc. (designated in Exhibit 4.6 in the Registration Statement and incorporated herein by reference).

         Exhibits heretofore filed with the Securities and Exchange Commission as set forth above are hereby incorporated herein by reference and made a part hereof, with the same effect as the filed herewith.


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

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              COMMUNITY TRUST BANCORP, INC.

                              By: /s/ Richard M. Levy
                                  ----------------------------
                                  Richard M. Levy
                                  Executive Vice President and
                                  Chief Financial Officer


                              CTBI CAPITAL TRUST

                              By: COMMUNITY TRUST BANCORP, INC.,
                                    as Depositor


Dated: March 27, 1997         By: /s/ Richard M. Levy
                                  ----------------------------
                                  Richard M. Levy
                                  Executive Vice President and
                                  Chief Financial Officer

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